UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2016 (September 2, 2016)

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2016, TetraLogic Pharmaceuticals Corporation (“TetraLogic” or the “Company”) received notice that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for continued listing on the The Nasdaq Global Market subject to conditions described below.

This request for continued listing was a result of the hearing on August 25, 2016 of the appeal by the Company of the delisting determinations previously issued to the Company by the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) for failure to regain compliance with the minimum Market Value of Listed Securities  requirements set forth in Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”), the $1.00 Minimum Bid Price requirement as set forth in Nasdaq Listing Rule 5450(a)(1) (“Bid Price Rule”) and the minimum $15 million market value of publicly-held shares requirement set forth in NASDAQ Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”). The NASDAQ Global Market and. All such determinations and hearing were previously disclosed in TetraLogic’s current reports on Form 8-K filed on January 25, 2016, February 26, 2016, July 20, 2016 and September 1, 2016.

The Panel’s determination is subject to the following conditions:

•                  on or before October 15, 2016, the Company must complete a conversion of its outstanding 8% convertible senior notes due June 15, 2019 (the “8% Notes”) into equity of the Company and provided updated projections to the Panel showing the Company’s equity position through 2017. If the conversion requires shareholder approval, the Company must enter into definitive agreement with the holders of 8% Notes by October 15, 2016 and update the Panel on the timing for shareholder approval and closing of the conversion of the 8% Notes. Upon review of the updated financial projections showing stockholders’ equity through the end of 2017, assuming those projections demonstrate continued compliance with the $2.5 million equity requirement for listing on the Nasdaq Capital Market, the Panel will transfer the Company’s common equity securities from the Nasdaq Global Market to the Nasdaq Capital Market;

•                  by or about November 30, 2016, the Company must hold a special shareholder meeting to approve a reverse stock split ratio of between 1-for-10 and 1-for-25 shares; and

•                  by or before December 23, 2016, the Company must demonstrate compliance with the equity and bid price requirements for listing on the Nasdaq Capital Market.

In the event that the Company is unable to comply with these conditions, its stock will be delisted from the Nasdaq stock market.

The delisting of TetraLogic’s common stock from The Nasdaq Global Market would be considered a fundamental change under the indenture for the 8% Notes, and TetraLogic could be required by the noteholders to purchase for cash all of the outstanding 8% Notes at a purchase price equal to 100% of the principal amount of the 8% Notes ($43.75 million of which are outstanding as of June 30, 2016) plus accrued and unpaid interest. Should the delisting occur, TetraLogic does not currently have sufficient funds on hand to satisfy the put obligations for the 8% Notes if all holders exercise their put right.

Delisting from The Nasdaq stock market could also significantly affect the ability of investors to trade TetraLogic’s common stock and negatively affect the value and liquidity of the common stock.  Moreover, delisting could adversely affect TetraLogic’s ability to raise additional financing through the public or private sale of securities, which may result in adverse effects on TetraLogic’s operations and ability to continue as a going concern in the future.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

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